Exhibit 10.2

POINT BLANK SOLUTIONS, INC.

DEFERRED STOCK AWARD AGREEMENT

THIS DEFERRED STOCK AWARD AGREEMENT (“Award Agreement”) is made and entered into as of              (the “Date of Grant”), by and between Point Blank Solutions, Inc. (the “Company”), and              (“Director”).

SECTION I

BACKGROUND

A. The Board of Directors of the Company (the “Board “) has adopted a policy (the “Policy”) for compensating members of the Board who are not employees of the Company.

B. The Board has previously approved the Point Blank Solutions, Inc. 2007 Omnibus Long-Term Incentive Plan (“Plan”) pursuant to which Deferred Stock Awards (as defined in the Plan) may be granted to certain eligible persons, which include members of the Board.

C. The Director is a member of the Board but is not an employee of the Company.

D. The Company desires to grant to the Director deferred stock award units in accordance with the Plan and the Policy.

E. Pursuant to the Plan, the Company and the Director agree to the terms and conditions set forth below.

SECTION II

AGREEMENT

1. Grant of Units. The Company grants to the Director                      (                    ) units (the “Units”), with each Unit representing the right to receive one (1) share of the Company’s common stock, $0.001 par value per share (“Share”), subject to the terms, conditions, and adjustments set forth in this Award Agreement. The total Units are comprised of              Units, representing a portion of Director’s annual retainer (the “Retainer Units”) and              Units, representing Director’s long-term equity incentive (the “Equity Units”).

2. Vesting Periods. The Equity Units shall vest over the three (3) year period beginning on the date of commencement of service as a member of the Board (the “Commencement Date”), and ending on the third anniversary of the Commencement Date (such three-year period, the “Equity Vesting Period”). Equity Units under this award shall vest ratably on a daily basis during the Equity Vesting Period provided the Director continues to serve as a member of the Board, regardless of whether the Director subsequently becomes an employee of the Company. The Retainer Units shall vest over the one (1) year period (or portion thereof) beginning on the Commencement Date and ending on the first anniversary of the Commencement Date (such period, the “Retainer Vesting Period”). Retainer Units under this award shall vest ratably on a daily basis during the Retainer Vesting Period provided the Director continues to serve as a member of the Board, regardless of whether the Director subsequently becomes an employee of the Company.

3. Payment.

(a) Award Payable In Shares. (i) Subject to early termination of this Award Agreement pursuant to Section 4 or 5 below, on the first business day following the end of the Equity Vesting Period the Company will transfer to the Director one Share for each Equity Unit in which the Director is vested. Notwithstanding the foregoing, if the Director separates from service as a member of the Board other than in connection with events described in Section 4 or 5 below, Shares attributable to all Equity Units vested immediately prior to the date of separation shall be transferred to Director as soon as practicable following such separation from service and Director shall have no further rights or interest in the Equity Units.

(ii) Subject to early termination of this Award Agreement pursuant to Section 4 or 5 below, on the first business day following the end of the Retainer Vesting Period the Company will transfer to the Director one Share for each Retainer Unit in which the Director is vested. Notwithstanding the foregoing, if the Director separates from service as a member of the Board other than in connection with events described in Section 4 or 5 below, Shares attributable to all Retainer Units vested immediately prior to the date of separation shall be transferred to Director as soon as practicable following such separation from service and Director shall have no further rights or interest in the Retainer Units.

(b) Dividend Equivalents. The amount payable hereunder shall not include any payment on account of dividend equivalent payments or dividend credit rights.

(c) Voting Rights. The Director shall have no voting rights with respect to the Shares represented by the Units awarded hereunder prior to delivery thereof pursuant to Section 3(a).

4. Death or Becoming Disabled. Notwithstanding anything to the contrary contained herein, if, (i) during the Retainer Vesting Period, the Director dies or becomes Disabled (defined below), the Director shall become 100% vested in this award and the Company shall transfer to the Director (or to the Director’s beneficiary, if the Director has died) the number of Shares representing the number of Units in which the Director is then vested hereunder, or (ii) during the Equity Vesting Period, the Director dies or becomes Disabled, the Director shall become 100% vested in the Equity Units and the Company shall transfer to the Director (or to the Director’s beneficiary, if the Director has died) the number of Shares representing the number of Equity Units in which the Director is then vested hereunder. Such transfers shall be made as soon as practicable following such death or becoming Disabled (but not more than 45 days following such death or becoming Disabled.) For this purpose, “Disabled” shall mean being unable to serve as director by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months. Any determination of whether the Director is Disabled shall be made by a majority of the Board of the Company, excluding the Director.

5. Change in Control. Notwithstanding anything herein to the contrary, in the event a Change in Control (as defined in the Plan) occurs (i) during the Retainer Vesting Period prior to the Director’s death or becoming Disabled, the Director shall become 100% vested in this award and the Company shall transfer to the Director the number of Shares representing the number of Units in which the Director is then vested hereunder, or (ii) during the Equity Vesting Period prior to the Director’s death or becoming Disabled, the Director shall become 100% vested in the Equity Units and the Company shall transfer to the Director the number of Shares representing the number of Equity Units in which the Director is then vested hereunder. Such transfers shall be made on the first business day following such Change in Control or as promptly thereafter as practicable. Notwithstanding the foregoing to the contrary, if the successor company in the Change in Control assumes or substitutes this Deferred Stock Award (within the meaning of the Plan), then the vesting in this Deferred Stock Award shall not be accelerated provided the assumed or substituted Deferred Stock Award provides that it shall become 100% vested in the event the Director ceases to serve as a member of the Board for any reason other than a voluntary resignation.

6. Securities Law Requirements. The Company shall not be required to issue its Shares pursuant to this Award Agreement unless and until (a) such Shares have been duly listed upon each stock exchange on which the Company’s common stock is then registered, (b) a registration statement under the Securities Act of 1933 with respect to such Shares is then effective, and (c) such issuance is not prohibited under the rules of the Securities Act of 1933.

7. Non-Transferability. Neither this award nor any rights under this Award Agreement may be assigned, transferred, or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance, except as herein authorized, will be void and of no effect.

8. Tax Withholding and Reporting. The Company shall have the right to withhold from amounts otherwise payable to Director the minimum withholding taxes as may be required by law, or to otherwise require Director to pay such withholding taxes. The Company shall file all required tax information returns in respect of payments hereunder.

9. Choice of Law. This Award Agreement will be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Agreement to another jurisdiction.

An authorized representative of the Company has signed this Award Agreement, and the Director has signed this Award Agreement to evidence the Director’s acceptance of the award on the terms specified in this Award Agreement, all as of the Date of Grant.

POINT BLANK SOLUTIONS, INC.

By:

DIRECTOR

Name:

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